Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

[X]     Filed by the registrant
[ ]     Filed by a party other than the registrant


Check the appropriate box:
[ ]     Preliminary proxy statement
[X]     Definitive proxy statement
[ ]     Definitive additional materials
[ ]     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


              FIRST SAVINGS BANK OF WASHINGTON BANCORP, INC.

             (Name of Registrant as Specified in Its Charter)


              FIRST SAVINGS BANK OF WASHINGTON BANCORP, INC.

              (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]     No fee required.
[ ]     $500 per each party to the controversy pursuant to Exchange Act Rule
[ ]      14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

(1)  Title of each class of securities to which transaction applies:
                              N/A

(2)  Aggregate number of securities to which transactions applies:
                              N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                              N/A

(4)  Proposed maximum aggregate value of transaction:
                              N/A

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
                             N/A

(2)  Form, schedule or registration statement no.:
                             N/A

(3)  Filing party:
                             N/A

(4)  Date filed:
                             N/A

F W W B
-------
First Savings Bank of Washington Bancorp, Inc.






                               June 10, 1997





Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of First Savings Bank of Washington Bancorp, Inc. to be held at the Elks Lodge at 351 E. Rose Street, Walla Walla, Washington, on Friday, July 18, 1997, at 10:00 a.m., local time.

     The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the Company's independent auditors, will be present to respond to appropriate questions of shareholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                                  Sincerely,


                                  /s/GARY L. SIRMON
                                  -----------------
                                  Gary L. Sirmon
                                  President and Chief Executive Officer



First & Adler
PO Box 907
Walla Walla
Washington
99362-0265
509-527-3636
Fax 527-3633
NASDAQ

              FIRST SAVINGS BANK OF WASHINGTON BANCORP, INC.
                            10 S. First Avenue
                       Walla Walla, Washington 99362
                              (509) 527-3636

------------------------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held On July 18, 1997
------------------------------------------------------------------------------

    NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of First Savings Bank of Washington Bancorp, Inc. ("Company") will be held at the Elks Lodge at 351 E. Rose Street, Walla Walla, Washington, on Friday, July 18, 1997, at 10:00 a.m., local time, for the following purposes:

    (1) To elect three directors to serve until the 2000 Annual Meeting of Shareholders; and

    (2) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

    NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on June 4, 1997 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/D. Allan Roth
                                       ----------------
                                       D. ALLAN ROTH
                                       SECRETARY


Walla Walla, Washington
June 10, 1997

------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

                            PROXY STATEMENT
                                  OF
               FIRST SAVINGS BANK OF WASHINGTON BANCORP, INC.
                            10 S. First Avenue
                      Walla Walla, Washington  99362
                              (509) 527-3636

------------------------------------------------------------------------------
                      ANNUAL MEETING OF SHAREHOLDERS
                               July 18, 1997
------------------------------------------------------------------------------
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Savings Bank of Washington Bancorp, Inc. ("Company") to be used at the 1997 Annual Meeting of Shareholders of the Company. The Company is the holding company for First Savings Bank of Washington ("First Savings") and Inland Empire Bank ("Inland Empire"). First Savings and Inland Empire are referred to collectively herein as the "Banks." The Annual Meeting will be held at the Elks Lodge at 351 E. Rose Street, Walla Walla, Washington on Friday, July 18, 1997, at 10:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about June 10, 1997.

------------------------------------------------------------------------------
                        VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Shareholders Entitled to Vote. Shareholders of record as of the close of business on June 4, 1997 are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of June 4, 1997, the Company had 10,518,682 shares of Common Stock issued and outstanding.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

     Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below. If a shareholder attends the Annual Meeting, he or she may vote by ballot.

     The three directors to be elected at the Annual Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

     Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Participants in the First Savings ESOP. If a shareholder is a participant in the First Savings Bank of Washington Employee Stock Ownership Plan (the "ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

------------------------------------------------------------------------------
        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, as of June 4, 1997, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. To the Company's knowledge, no other person or entity beneficially owned more than 5% of the Company's outstanding Common Stock at June 4, 1997.

     The following table also sets forth, as of June 4, 1997, information as to the shares of Common Stock beneficially owned by (a) each director, (b) each of the executive officers named in the Summary Compensation Table found below (the "named executive officers") and (c) all executive officers and directors of the Company as a group.

                                  Number of Shares           Percent of Shares
Name                              Beneficially Owned (1)     Outstanding
--------------------------------  ------------------         -----------
Beneficial Owners of More Than 5%

First Savings Bank of Washington           872,850                 8.3%
Employee Stock Ownership Plan Trust

Westport Asset Management, Inc.            838,000 (2)             8.0
253 Riverside Avenue
Westport, Connecticut 06880

Smith Barney Holdings Inc.                 547,617 (3)             5.2
Travelers Group Inc.
388 Greenwich Street
New York, New York 10013

Directors

Robert D. Adams                             42,511 (4)                *
David Casper                                52,636 (5)                *
Jesse G. Foster                             17,603                    *
Morris Ganguet                              48,668                    *
Dean W. Mitchell                            41,668 (6)                *
Wilber Pribilsky                            51,236 (7)                *
R.R. "Pete" Reid                            24,390                    *
Marvin Sundquist                            55,123                    *

                                  Number of Shares           Percent of Shares
Name                              Beneficially Owned (1)     Outstanding
------------------------          -------------------        -----------
Named Executive Officers

Gary Sirmon**                              148,690                1.4
D. Allan Roth                               69,544 (8)             *
Michael K. Larsen                           72,504 (9)             *

All Executive Officers and                 630,539                6.0
 Directors as a Group
 (12 persons)
_______________
*   Less than 1 percent of shares outstanding.
**  Mr. Sirmon is also a director of the Company.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares held in accounts under First Savings' ESOP and shares of restricted stock granted under the Company's Management Recognition and Development Plan, as to which the holders have voting power but not investment power, are included as follows: Mr. Adams, 17,077 shares; Mr. Casper, 17,077 shares; Mr. Foster, 0 shares; Mr. Ganguet, 17,077 shares; Mr. Mitchell, 17,077 shares; Mr. Pribilsky, 17,077 shares; Mr. Reid, 11,385 shares; Mr. Sundquist, 17,077 shares; Mr. Sirmon, 78,977 shares; Mr. Roth, 41,027 shares; Mr. Larsen, 41,027 shares; all executive officers and directors as a group, 277,845 shares. The amounts shown also include the following amounts of Common Stock which the indicated individuals have the right to acquire within 60 days of June 4, 1997 through the exercise of stock options granted pursuant to the Company's stock option plan: Mr. Adams, 7,590; Mr. Casper, 7,590; Mr. Foster, 16,603; Mr. Ganguet, 7,590; Mr. Mitchell, 7,590; Mr. Pribilsky, 7,590; Mr. Reid, 7,590; Mr. Sundquist, 7,590; Mr. Sirmon, 37,950; Mr.
    Roth, 16,603; Mr. Larsen, 16,603; and all executive officers and directors as a group, 142,889.
(2) Information concerning the shares owned by Westport Asset Management, Inc. as of December 31, 1995 was obtained from a Schedule 13G dated February 14, 1996. According to this filing, Westport Asset Management, Inc., an investment advisor registered under the Investment Advisors Act of 1940, has sole voting and dispositive power with respect to 6,500 shares and shared voting and dispositive power with respect to 838,000 shares.
(3) Information concerning the shares owned by Smith Barney Holdings Inc. and Travelers Groups Inc. as of December 31, 1996 was obtained from a Schedule 13G dated February 6, 1997. According to this filing, Smith Barney Holdings Inc. and Travelers Group Inc. have shared voting and dispositive power with respect to 547,617 shares.
(4) Includes 2,000 shares owned by Mr. Adams' wife.
(5) Includes 1,420 shares owned by a company controlled by Mr. Casper.
(6) Includes 1,000 shares owned by a company controlled by Mr. Mitchell.
(7) Includes 2,500 shares owned by a company controlled by Mr. Pribilsky.
(8) Includes 1,006 shares owned by Mr. Roth's wife.
(9) Includes 2,275 shares owned by Mr. Larsen's wife.

------------------------------------------------------------------------------
                   PROPOSAL I -- ELECTION OF DIRECTORS
------------------------------------------------------------------------------

    The Company's Board of Directors consists of nine members. The Board of Directors is divided into three classes with three-year staggered terms, with one third of the directors elected each year. Three directors will be elected at the Annual Meeting to serve for a three year period, or until their respective successors have been elected and qualified. The nominees for election this year are David Casper, Morris Ganguet and Marvin Sundquist.

    Following the acquisition of Inland Empire in July 1996, the Board of Directors expanded the size of the Board and appointed Jesse G. Foster, the President of Inland Empire, to a term expiring in 1999.

    It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

    The Board of Directors recommends a vote "FOR" the election of Messrs. Casper, Ganguet and Sundquist.

    The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting.


                                   Year First
                                   Elected         Term to
    Name           Age (1)         Director (2)    Expire
    ----           -------         ------------    ------
                             BOARD NOMINEES

David Casper        60             1976            2000 (3)
Morris Ganguet      77             1974            2000 (3)
Marvin Sundquist    70             1982            2000 (3)

                      DIRECTORS CONTINUING IN OFFICE

Gary L. Sirmon      53             1983            1998
Wilber Pribilsky    63             1987            1998
Robert D. Adams     55             1984            1998
Jesse G. Foster     58             1996            1999
Dean W. Mitchell    62             1979            1999
R.R. "Pete" Reid    73             1993            1999


_______________
(1) As of March 31, 1997.
(2) Includes prior service on the Board of Directors of First Savings.
(3) Assuming the individual is re-elected.

    The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

    David Casper is President of David Casper Ranch, Inc., a farming operation he has owned since 1973.

    Morris Ganguet is President of Morris Ganguet Farms, Inc., a sheep, cattle and dry land farm operation he has owned since 1940.

    Marvin Sundquist is the Secretary and former President and General Manager of Sundquist Fruit and Cold Storage, Inc., a fruit grower and shipper, with which he has been affiliated for 46 years.

    Gary L. Sirmon is Chief Executive Officer, President and a director of the Company and First Savings. He joined First Savings in 1980 as an executive vice president and assumed his current position in 1982.

    Wilber Pribilsky is the Chairman and Chief Executive Officer of Bur-Bee Co., Inc., a wholesale food distributor, with which he has been affiliated for 49 years.

    Robert D. Adams is a partner in and the President and Chief Executive Officer of Carroll Adams Tractor Co., which sells and rents farm, industrial and consumer equipment and with which he has been affiliated for 27 years.

    Jesse G. Foster is the Chief Executive Officer, President and a Director of Inland Empire. He joined Inland Empire in 1962.

    Dean W. Mitchell is Manager of Tri-Cities Communications, Inc., which operates KONA AM and FM radio stations, with which he has been affiliated for 39 years.

    R.R. "Pete" Reid is currently the Assistant to the President of Whitman College in Walla Walla, Washington, a position he has held since 1990. Prior to that time, he served as Treasurer and Chief Financial Officer of Whitman College from 1966 to 1990.

------------------------------------------------------------------------------
            MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

    The Board of Directors of the Company conducts its business through meetings of the Board and through its committees. During the fiscal year ended March 31, 1997, the Board of Directors of the Company held 14 meetings. No director of the Company attended fewer than 75 percent of the total meetings of the Board and committees on which such person served during this period.

    The Executive Committee, consisting of Directors Casper, Adams, Pribilsky, Sirmon and Ganguet, acts for the Board of Directors when formal Board action is required between regular meetings. This committee has the authority to exercise all powers of the full Board of Directors, except that it does not have the power, among other things, to: declare dividends, issue stock, amend the Bylaws, or approve any agreement of merger or consolidation other than mergers with a subsidiary of the Company. The Executive Committee did not meet during the year ended March 31, 1997.

    The Audit Committee, consisting of Directors Adams, Pribilsky, Ganguet, Casper and Reid is responsible for monitoring adequacy of the Company's internal controls and accounting procedures. The Audit Committee met one time during the year ended March 31, 1997.

    The Compensation Committee, which consists of the entire Board of Directors, sets salary policies and levels for senior management and oversees all salary and bonus programs for the Company. The Compensation Committee met two times during the year ended March 31, 1997.

    The Incentive Stock Option Plan Committee, consisting of Directors Ganguet, Casper, Mitchell, Sundquist, Adams, Pribilsky and Reid, administers the Company's stock option plan. This committee met four times during the year ended March 31, 1997.

    The Management Recognition and Development Plan Committee, consisting of Directors Ganguet, Casper, Mitchell, Sundquist, Adams, Pribilsky and Reid, administers the Company's Management Recognition and Development Plan. This committee met two times during the year ended March 31, 1997.

    The Nominating Committee, which consists of the entire Board of Directors, selects nominees for the election of directors and develops a list of nominees for board vacancies. The Nominating Committee met one time during the year ended March 31, 1997.

------------------------------------------------------------------------------
                         DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

    Effective August 1, 1996, non-employee directors of the Company receive a retainer of $9,600 and a fee of $600 per meeting attended, $400 per special meeting attended and $200 per committee meeting attended. Officers of the Company who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or of any committee of the Board of Directors.

    During the year ended March 31, 1997, each non-employee director received a grant of 17,077 shares of restricted stock (except for Mr. Reid, who received a grant of 11,385 shares) under the Company's Management Recognition and Development Plan. Each non-employee director also received options to acquire 37,950 shares of the Company's Common Stock under the Company's 1996 Stock Option Plan. Both the restricted stock and the stock options vest ratably over a five-year period.

    In order to encourage the retention of qualified directors, the Company has entered into deferred fee agreements whereby directors may defer all or a portion of their regular fees until retirement. Each director may direct the investment of the deferred fees toward the purchase of life insurance or the Company's Common Stock. The Company has established a grantor trust to hold the Common Stock investments. The assets of the trust are considered part of the Company's general assets and the directors have the status of unsecured creditors of the Company with respect to the trust assets. The deferred fee agreements provide pre-retirement death and disability benefits in an amount based on the value of the director's account balance upon the occurrence of either event. At retirement, a director may elect to receive the balance of his account in a lump sum or in annual installments over a period not exceeding the life expectancy of the director and his beneficiary. At March 31, 1997, the Company's estimated deferred compensation liability expense accrual with respect to non-employee directors was $1.5 million.

------------------------------------------------------------------------------
                          EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

    Summary Compensation Table. The following information is furnished for the Chief Executive Officer of the Company and for the executive officers of the Company who received salary and bonus in excess of $100,000 for the year ended March 31, 1997. No other executive officers of the Company or its subsidiaries received salary and bonus in excess of $100,000 during the year ended March 31, 1997.

PAGE

                                                              Long-Term Compensation
                                 Annual Compensation                Awards
                                                              Restricted   Securities
Name and                                  Other Annual        Stock        Underlying  All Other
Position         Year  Salary($) Bonus($) Compensation($)(1)  Award($)(2)  Options(#)  Compensation($)(3)
--------------   ----  --------- -------- ---------------     -----------  ----------  ------------------
Gary L. Sirmon   1997  $209,125  $50,000  $          --        $1,129,012     189,750       $70,651
 Chief Executive 1996   191,875   42,883          11,200              --          --         37,532
 Officer and     1995   181,875  102,023          14,000              --          --         24,058
 President
D. Allan Roth    1997   123,275   25,000             --           564,506      83,015        25,560
 Treasurer       1996   117,962   23,096             --               --          --         53,699
 and Secretary   1995   114,831   54,776             --               --          --         15,329
Michael K. Larsen 1997  123,275   25,000             --           564,506      83,015        22,445
 Vice President   1996  117,437   23,295             --               --          --         53,393
                  1995  113,000   54,776             --               --          --         14,779

(1) Does not include certain benefits, the aggregate amounts of which do not exceed 10% of total annual salary and bonus.
(2) Represents the total value of the award of shares of restricted stock on July 26, 1996 in the following amounts:  Mr. Sirmon, 75,900 shares; Mr. Roth, 37,950 shares; and Mr. Larsen, 37,950 shares.  Such award will vest ratably over a five-year period.  At March 31, 1997, the value of the unvested restricted stock awards were: Mr. Sirmon, $1,432,613; Mr. Roth, $716,306; and Mr. Larsen, $716,306.  Dividends will be paid on the restricted stock.
(3) Amounts for 1997 reflect: for Mr. Sirmon, cash distribution of accrued vacation leave of $39,520 pursuant to executive's election, deferred compensation contribution of $16,131, and ESOP contribution of $15,000; for Mr. Roth, cash distribution of accrued vacation leave of $8,897 pursuant to executive's election; deferred compensation contribution of $1,663, and ESOP contribution of $15,000; for Mr.
    Larsen, cash distribution of accrued vacation leave of $6,087 pursuant to executive's election, deferred compensation contribution of $1,358, and ESOP contribution of $15,000.

     Option Grants in Last Fiscal Year. The following table sets forth information concerning the grant of stock options to each of the named executive officers during the fiscal year ended March 31, 1997.

                         Individual Grants
                              Percent
                  Number of   of Total                            Potential Realizable Value at
                  Securities  Options                             Assumed Annual Rates of Stock Price
                  Underlying  Granted to    Exercise              Appreciation for Option Term (2)
                  Options     Employees in  Price    Expiration   --------------------------------
   Name           Granted(1)  Fiscal Year   ($/sh)      Date        5%($)        10%($)
--------------    -------     -----------   ------      ----        -----        ------
Gary L. Sirmon    189,750        30.2%      14.875    7/26/06  $1,775,074    $4,498,387
D. Allan Roth      83,015        13.2%      14.875    7/26/06     776,589     1,968,030
Michael K. Larsen  83,015        13.2%      14.875    7/26/06     776,589     1,968,030

--------------
(1)  Each option granted vests at the rate of 20 percent per annum.  Options will become immediately exercisable in the event of a change in control of the Company.  Each option was granted under the Company's 1996 Stock

                                     7


PAGE

     Option Plan and has an exercise price equal to the fair market value of the Common Stock on the date of grant. Each of the indicated options was granted on July 26, 1996.
(2) The dollar gains under these columns result from calculations required by the Securities and Exchange Commission's rules and are not intended to forecast future price appreciation of the Common Stock of the Company.
     It is important to note that options have value to the listed executives only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the listed executives to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Company's Common Stock would be approximately $24.23 and $38.58, respectively, as of the expiration date of the options.

     Option Exercise/Value Table. The following information with respect to options exercised during the fiscal year ended March 31, 1997, and remaining unexercised at the end of the fiscal year, is presented for the named executive officers.

                                                                             Value of Unexercised
                  Shares                    Number of Securities             In-the-Money Options
                  Acquired on  Value        Underlying Unexercised Options   at Fiscal Year End($)(1)
Name              Exercise(#)  Realized($)  Exercisable      Unexercisable   Exercisable    Unexercisable
--------------    -----------  -----------  -----------      -------------   -----------    -------------
Gary L. Sirmon        --            --            --              189,750    $     --          $759,000
D. Allan Roth         --            --            --               83,015          --           332,060
Michael K. Larsen     --            --            --               83,015          --           332,060

__________
(1)  Value of unexercised in-the-money options equals market value of shares covered by in-the-money options on March 31, 1997 less the option exercise price.  Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

     Employment Agreements with Named Executive Officers. First Savings entered into employment agreements with Messrs. Sirmon, Roth, and Larsen (individually, the "Executive") on June 16, 1994. The agreements provide that the Executive's base salary is subject to annual review. The current base salaries for Messrs. Sirmon, Roth, and Larsen, are $221,500, $127,850 and $127,850, respectively. In addition to base salary, the agreements provide for the Executive's participation in First Savings's employee benefit plans and other fringe benefits applicable to executive personnel. The initial three-year term of each agreement may be extended annually for an additional year at the discretion of the Board of Directors of First Savings. The employment of the Executive is terminable at any time for cause as defined in the agreements. In addition, the Executive may be terminated without cause in which case the Executive would continue to receive base salary and other benefits over the remaining term of the agreement.

         The agreements also provide for the payment of severance benefits to the Executive in the event of his termination of employment following a change in control of First Savings or the Company. Such benefits would include a lump sum payment equal to 2.99 times the average of the Executive's five preceding years' compensation and continuation of retirement, life, health, and disability coverage for a three-year period. In the event of a change in control of First Savings or the Company, the total cash payment due under the agreements, excluding any benefits payable under any employee benefit plan, would be approximately $952,000, $612,000 and $567,000 for Messrs. Sirmon, Roth, and Larsen, respectively. For purposes of the agreements, "change in control" includes, among other things, a change in control within the meaning of the rules and regulations promulgated by the Board of Governors of the Federal Reserve System under the Change in Bank Control Act of 1978, the acquisition by any person of securities representing 20% or more outstanding securities of First Savings or the Company, or a plan of reorganization, merger, consolidation, or sale of substantially all of the assets of First Savings or the Company in which First Savings or the Company is not the resulting entity.

                                      8

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     The agreements restrict the right of the Executive to compete against
First Savings or the Company for a period of three years following retirement in the area of Walla Walla or any other area in which First Savings maintains a full service branch office.

     Salary Continuation and Deferred Compensation Agreements. First Savings has entered into salary continuation agreements with Messrs. Sirmon, Roth, and Larsen (individually, the "Executive") to ensure their continued service with First Savings through retirement. First Savings has purchased life insurance to finance the benefits payable under the agreements. Assuming that the Executive remains in the employ of First Savings to age 65, the agreements provide for monthly payments over a minimum of a 180-month period following retirement. The annual payment for Messrs. Sirmon, Roth, and Larsen would be $112,000, $64,000, and $64,000, respectively. In the event of the Executive's termination of employment by reason of death or disability prior to age 65, the salary continuation benefit would be payable to the Executive or his designated beneficiary.

     For 1994 and subsequent years, Section 401(a)(17) of the Code limits to $150,000 (indexed) per employee the amount of compensation that is considered for purposes of determining the maximum contribution to First Savings's tax-qualified profit sharing plan on behalf of each eligible employee. First Savings credits certain executive officers whose total compensation exceeds $150,000 with additional deferred compensation to restore amounts that may not be contributed to the profit sharing plan as a consequence of the Section 401(a)(17) limitation. For the fiscal year ended March 31, 1997, $16,131, $1,663 and $1,358 was credited as deferred compensation on behalf of Messrs. Sirmon, Roth and Larsen, respectively.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee. Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. The Compensation Committee of the Board of Directors of the Company is responsible for establishing and monitoring compensation policies of the Company and for reviewing and ratifying the actions of the Compensation Committees of the Boards of Directors of First Savings and Inland Empire. Performance is evaluated and salaries are set by the Compensation Committees of the Banks.

     General. The Banks' Compensation Committees' duties are to recommend and administer policies that govern executive compensation. The Committees evaluate individual executive performance, compensation policies and salaries. The Committees are responsible for evaluating the performance of the Chief Executive Officers of the Banks while the Chief Executive Officers of the Banks evaluate the performance of other senior officers of the respective Banks and make recommendations to the Committees regarding compensation levels. The committees have final authority to set compensation levels.

     Compensation Policies. The executive compensation policies of the Banks are designed to establish an appropriate relationship between executive pay and the Company's and the Banks' annual performance, to reflect the attainment of short- and long-term financial performance goals and to enhance the ability of the Company and the Banks to attract and retain qualified executive officers. The principles underlying the executive compensation policies include the following:

    * To attract and retain key executives who are vital to the long-term success of the Company and the Banks and are of the highest caliber;

                                        9

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
    * To provide levels of compensation competitive with those offered throughout the financial industry and consistent with the Company's and the Banks' level of performance;

    * To motivate executives to enhance long-term stockholder value by building their equity interest in the Company; and

    * To integrate the compensation program with the Company's and the Banks' annual and long-term strategic planning and performance measurement processes.


     The Committees consider a variety of subjective and objective factors in determining the compensation package for individual executives including: (1) the performance of the Company and the Banks as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Company and the Banks during the year.

     Base Salary. The Banks' current compensation plan involves a combination of salary, cash bonuses to reward short-term performance, and deferred compensation. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. In setting competitive salary levels, the Compensation Committees continually evaluate current salary levels by surveying similar institutions in Washington, Oregon, the Northwest and the United States. The Committees' peer group analysis focuses on asset size, nature of ownership, type of operation and other common factors. Specifically, the Committees annually review the Washington Financial Industry Survey prepared by Milliman & Robertson, Inc. (actuaries and consultants) covering 88 Washington financial organizations, the Oregon Bankers Association salary survey covering all banks in the state of Oregon, Federal Home Loan Bank ("FHLB") of Seattle data covering the seven states of the 12th FHLB District, the America's Community Banker's Survey of salaries which covers nearly 2,000 financial institutions, the Cole Financial, Inc. Annual CEO Report of Executive Compensation, the Moss-Adams Oregon Washington Community Bankers Executive Compensation Survey and the SNL Executive Compensation Review.

     Bonus Program. A short-term incentive bonus plan is in effect for the officers of the Banks which is designed to compensate for performance. The plan is designed to provide for bonuses of up to 30% of salary for the chief executive officers, up to 25% of salary for executive vice presidents, and up to 20% of salary for vice presidents and certain other officers. In limited circumstances, bonuses may be payable at higher levels based on exceptional performance in excess of established targets. The performance bonus is based primarily on quantifiable data such as return on assets, return on equity and level of operating expenses. Subjective evaluation of performance is limited.

     Deferred Compensation. To the extent that executive officers' contributions to First Savings retirement programs are limited by applicable law, First Savings credits each affected executive with deferred compensation in the amount of the additional annual contribution the executive would have received if such limits were not applicable.

     Long Term Incentive Compensation. The Company, with shareholder approval, on July 26, 1996, adopted the 1996 Management Recognition and Development Plan and the 1996 Stock Option Plan, under which executive officers may receive grants and awards. The Company believes that stock ownership by the Company's and the Banks' executives is a significant factor in aligning the interests of the executives with those of stockholders. Stock options and stock awards under such plans were allocated based upon regulatory practices and policies, the practices of other recently converted financial institutions as verified by external surveys and based upon the executive officers' level of responsibility and contributions to the Company and the Banks.

     Compensation of the Chief Executive Officer. During the fiscal year ended March 31, 1997, the base salary of Gary Sirmon, President and Chief Executive Officer of the Company and First Savings, was $209,125. In

                                      10
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
addition, he received a performance bonus of $50,000 and was credited with $31,131 in other compensation (comprised of Deferred Compensation - $16,131; and Employees' Stock Ownership Plan - $15,000). This resulted in total compensation of $290,256, which represents a 2.4% increase from the previous year. In addition, Mr. Sirmon took a $39,520 cash distribution of accrued vacation, as allowed by the Board of Directors for the purchase of Common Stock of the Company. Mr. Sirmon's performance bonus reflected the attainment of the specific performance criteria for the fiscal year established by the Board in the Company's performance bonus plan. The Committee believes that Mr. Sirmon's compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the superior financial performance of the Company during the fiscal year. Mr. Sirmon did not participate in the Committee's consideration of his compensation level for the fiscal year.

        Compensation Committee:

                                  Dean Mitchell, Chairman
                                  Marvin Sundquist, Vice-Chairman
                                  Robert D. Adams
                                  David Casper
                                  Jesse G. Foster
                                  Morris Ganguet
                                  Wilber Pribilsky
                                  R.R. "Pete" Reid
                                  Gary Sirmon

     Compensation Committee Interlocks and Insider Participation. Mr. Sirmon, President and Chief Executive Officer of the Company and First Savings, and Mr. Foster, President and Chief Executive Office of Inland Empire, serve as members of the Compensation Committee of the Company and their respective Banks. Although Mr. Sirmon recommends compensation to be paid to executive officers, the entire Board of Directors of First Savings reviews such recommendations and sets the compensation for Mr. Sirmon. Similarly, the entire Board of Directors of Inland Empire sets the compensation for Mr. Foster.



                                      11

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
     Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq (U.S. Stock) Index and a peer group of the SNL $500 Million to $1 Billion Asset Thrift Index. Total return assumes the reinvestment of all dividends.

                  COMPARISON OF CUMULATIVE TOTAL RETURN *



              10/31/95 12/31/95 3/30/96 6/30/96 9/30/96 12/31/96 3/31/97
              -------- -------- ------- ------- ------- -------- -------
First Savings Bank
 of Washington     100      132     136     158     169      187     193
 Bancorp, Inc.
Nasdaq (U.S.
 Stock) Index      100      101     106     115     119      125     118
SNL $500M -
 $1B Thrift Index  100      104     104     108     116      129     143

* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on October 31, 1995, the date on which the Company's Common Stock began trading on the Nasdaq National Market, and that all dividends were reinvested.

------------------------------------------------------------------------------
               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.


                                     12

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
     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended March 31, 1997 all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

------------------------------------------------------------------------------
                       TRANSACTIONS WITH MANAGEMENT
------------------------------------------------------------------------------

     Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. The Company's subsidiary financial institutions are therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

------------------------------------------------------------------------------
                               AUDITORS
------------------------------------------------------------------------------

     The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to serve as the Company's auditors for the fiscal year ending March 31, 1998. A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

------------------------------------------------------------------------------
                              OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

------------------------------------------------------------------------------
                             MISCELLANEOUS
------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telecopier or telephone without additional compensation.

     The Company's 1997 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on June 4, 1997. Any shareholder who has not received a copy of such annual report may obtain a copy by writing to the Company. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

     A copy of the Company's Form 10-K for the fiscal year ended March 31, 1997, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders of record as of June

                                       13
PAGE

4, 1997 upon written request to D. Allan Roth, Secretary, First Savings Bank of Washington Bancorp, Inc., 10 S. First Avenue, PO Box 907, Walla Walla, Washington 99362.

------------------------------------------------------------------------------
                          SHAREHOLDER PROPOSALS
------------------------------------------------------------------------------

     Proposals of shareholders intended to be presented at the Company's annual meeting to be held in 1998 must be received by the Company no later than February 10, 1998 to be considered for inclusion in the proxy materials and form of proxy relating to such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

    In addition, the Company's Certificate of Incorporation provides that in order for business to be brought before the Annual Meeting, a shareholder must deliver notice to the Secretary not less than 30 nor more than 60 days prior to the date of the Annual Meeting; provided that if less than 31 days' notice of the Annual Meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to shareholders. The notice must state the shareholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the shareholder in the proposal.

     The Company's Certificate of Incorporation provides that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of the Annual Meeting of shareholders; provided, however, that if less than thirty-one days' notice of the Annual Meeting is given to shareholders, such written notice must be delivered to the Secretary of the Company not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of Common Stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included pursuant to the Exchange Act in a proxy statement soliciting proxies for the election of the proposed nominee, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and
(v) as to the shareholder giving such notice (a) his or her name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such shareholder.


                        BY ORDER OF THE BOARD OF DIRECTORS


                        /s/D. ALLAN ROTH
                        ----------------
                        D. ALLAN ROTH
                        SECRETARY


Walla Walla, Washington
June 10, 1997



                                   14

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                             REVOCABLE PROXY
              FIRST SAVINGS BANK OF WASHINGTON BANCORP, INC.

                      ANNUAL MEETING OF SHAREHOLDERS
                              July 18, 1997

     The undersigned hereby appoints R.R. Reid, Wilber Pribilsky and Robert D. Adams, and each of them, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of First Savings Bank of Washington Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Elks Lodge at 351 E. Rose Street, Walla Walla, Washington, on Friday, July 18, 1997, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated. This proxy also provides voting instructions to the Trustees of the First Savings Bank of Washington Employee Stock Ownership Plan for participants with shares allocated to their accounts.


                                                          VOTE
1.  The election as director of the nominees   FOR        WITHHELD
    listed below (except as marked to the      [  ]          [  ]
    contrary below).

    David Casper
    Morris Ganguet
    Marvin Sundquist




    INSTRUCTIONS:  To withhold your vote
    for any individual nominee, write the
    nominee's name on the line below.



2. In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the listed propositions.

The proxies or the trustees of the ESOP, as the case may be, will vote your shares as directed on this card. If you do not indicate your choices on this card, the proxies will vote your shares in accordance with the directors' recommendations. If any other business is presented at the Annual Meeting, the proxies will vote your shares in accordance with the directors' recommendations. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy card also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and on matters incident to the conduct of the Annual Meeting.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated June 10, 1997 and the 1997 Annual Report to
Shareholders.



Dated: _______________ , 1997


_________________________          _________________________
PRINT NAME OF SHAREHOLDER          PRINT NAME OF SHAREHOLDER


________________________           ________________________
SIGNATURE OF SHAREHOLDER           SIGNATURE OF SHAREHOLDER




Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.






PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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